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                                                                      EXHIBIT 21
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                                  Subsidiaries
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PLC Command I, L.P., a Pennsylvania limited partnership

PLC Command II, L.P., a Pennsylvania limited partnership

Pierce Leahy Command Company, a Nova Scotia company